Exhibit 99.1

Center Financial Reports 2009 Third Quarter Results

LOS ANGELES--(BUSINESS WIRE)--October 22, 2009--Center Financial Corporation (NASDAQ: CLFC), the holding company of Center Bank, today reported financial results for its three- and nine-month periods ended September 30, 2009.

2009 THIRD QUARTER SUMMARY:

  Delinquent loans 30 to 89 days past due decreased to $15.6 million at September 30, representing 0.98% of total loans, compared with $29.7 million at June 30, 2009
  Nonaccrual loans increased to $43.0 million at September 30 from $38.9 million at June 30, 2009
  Net charge-offs totaled $11.8 million for Q3, $29.0 million year-to-date
  Provision for loan losses of $10.6 million, versus $29.8 million in Q2 2009
  Allowance for loan losses to gross loans increased to 4.01% as of September 30, from 3.96% at June 30, 2009
  Gross loans further reduced to $1.59 billion from $1.65 billion at June 30, 2009
  Total deposits declined to $1.81 billion at September 30, 2009, reflecting reductions in jumbo time deposits and money market accounts, partially offset by increases in noninterest-bearing deposits
  Higher balances in lower-yielding Federal funds sold due to excess liquidity and the reversal of interest income on nonaccrual loans pressure net interest margin, down 11 basis points to 2.85% from 2.96% from for Q2 2009
  Net loss reduced to $2.5 million for Q3 2009 from $12.8 million for Q2 2009
  Company remains strongly capitalized with total risk-based capital ratio of 13.43% at September 30, 2009
  Tangible common equity to tangible assets, a non-GAAP financial measure, increased to 6.41% at September 30, 2009 from 6.32% at June 30, 2009

“The assertive actions taken in the second quarter of 2009 have positioned us on strong grounds to manage through one of the most challenging credit environments in history,” said Jae Whan (J.W.) Yoo, president and chief executive officer. “While additional loans migrated to nonaccrual status during the third quarter, we are gratified to see that the flows into delinquencies 30 to 89 days past due subsided considerably. We continue to stay in front of potential issues by identifying impaired loans early on, proactively working with our customers to seek resolutions and tactically disposing of problem assets. This is underscored by the resolution of four large credits, two of which were nonperforming loans and two that were delinquent 60 to 89 days, for an aggregate total of $25.2 million during the quarter.”

ASSET QUALITY

Nonperforming loans as of September 30, 2009 totaled $43.0 million, compared with $38.9 million at June 30, 2009. The increase primarily reflects net additions of $20.7 million in commercial real estate (CRE) loans, offset by reductions of $11.7 million in commercial real estate construction loans and $5.3 million in commercial business loans. Total nonperforming assets as of September 30, 2009, including $4.8 million in other real estate owned (OREO), equaled $47.8 million, or $44.7 million net of the SBA guarantee. This compares with total nonperforming assets of $43.5 million as of June 30, 2009, or $41.0 million net of the SBA guarantee, including $4.6 million in OREO. Total nonperforming assets as a percentage of gross loans and OREO amounted to 2.99% at September 30, 2009, compared with 2.63% as of June 30, 2009.

The company attributed the increase in nonperforming CRE loans to five loan relationships totaling $20.6 million, of which $11.5 million in loans is related to industrial buildings, $4.0 million to vacant land, $2.2 million to retail commercial real estate and $2.9 million to a multi-family apartment building.

Delinquent loans 30 to 89 days past due were sharply lower at $15.6 million as of September 30, 2009, compared with $29.7 million at June 30, 2009, primarily reflecting the migration of loans from delinquent to nonaccrual status. The company noted that troubled debt restructurings (TDRs) increased to $21.9 million at September 30, 2009, of which $17.0 million is included in nonaccrual loans. At June 30, 2009, TDRs amounted to $1.4 million.

Net charge-offs during the 2009 third quarter declined to $11.8 million from $14.4 million in the preceding second quarter, and increased year-to-date net charge-offs to $29.0 million. As a percentage of average loans on an annualized basis, net charge-offs equaled 2.33% for the nine months ended September 30, 2009, versus 2.05% for the six months ended June 30, 2009.

Center Financial recorded a provision for loan losses of $10.6 million for the 2009 third quarter, compared with a $29.8 million provision in the preceding 2009 second quarter. The allowance for loan losses totaled $64.0 million as of September 30, 2009 and represented 4.01% of gross loans. As of June 30, 2009, the allowance for loan losses was $65.2 million, representing 3.96% of gross loans.

LOANS & DEPOSITS

Gross loans at September 30, 2009 totaled $1.59 billion, reflecting a decrease of $53.8 million from June 30, 2009. The strategic reductions reflect significantly lower levels of loan production in the difficult credit environment, higher levels of loan pay-offs and charge-offs, and the resolution of four larger credits previously mentioned. Net loans as a percentage of total assets declined to 69.4% at September 20, 2009 from 69.7% at June 30, 2009, principally due to higher levels of liquidity on balance sheet.

Total deposits declined to $1.81 billion at September 30, 2009 from $1.85 billion at June 30, 2009. Noninterest-bearing demand deposits grew to $332.5 million at September 30, 2009 from $314.6 million at June 30, 2009 and increased as a percentage of total deposits to 18.4% from 17.0% respectively. This increase was offset by reductions in the company’s money market accounts and jumbo time deposits. At September 30, 2009, money market deposits decreased to $503.0 million from $530.4 million at June 30, 2009. Time deposits at the close of the 2009 third quarter fell to $897.0 million from $932.0 million at June 30, 2009. The company’s loan-to-deposit ratio equaled 84.4% at September 30, 2009, compared with 85.2% at June 30, 2009.

The average cost of interest-bearing deposits continued to decline and was 2.36% for the three months ended September 30, 2009. This compares with 2.68% for the preceding 2009 second quarter.

BALANCE SHEET SUMMARY & CAPITAL

Total assets at September 30, 2009 increased to $2.20 billion from $2.06 billion at year-end 2008, reflecting higher levels of liquidity on the balance sheet, partially offset by a continued reduction in the company’s loan portfolio. Average interest-earning assets for the 2009 third quarter equaled $2.06 billion, compared with $2.08 billion for the preceding second quarter, reflecting the lower balances in the company’s loan portfolio.

Total shareholders’ equity at September 30, 2009 was $197.7 million, compared with $214.6 million at December 31, 2008. As of September 30, 2009, the company’s tangible common equity as a percentage of tangible assets equaled 6.41%, compared with 7.69% at December 31, 2008. Center Financial remains strongly capitalized, exceeding all regulatory guidelines. As of September 30, 2009, the company’s capital position improved from the preceding period end with total risk-based capital ratio increasing to 13.43%, Tier 1 risk-based capital ratio advancing to 12.15%, and Tier 1 leverage ratio expanding to 9.41%.

2009 THIRD QUARTER OPERATIONAL HIGHLIGHTS

Net interest income before provision for loan losses totaled $14.8 million for the three months ended September 30, 2009, compared with $15.3 million for the three months ended June 30, 2009 and $19.8 million in the third quarter of 2008. The company attributed the decrease to market rate reductions and the reversal of interest on non-accrual loans, which lowered its yield on loans. The average yield on loans for the 2009 third quarter declined by 21 basis points to 5.91% from 6.12% in the preceding 2009 second quarter and fell by 98 basis points from the prior-year third quarter. The average yields on the investment portfolio were 3.82% for the 2009 third quarter, 4.14% for the 2009 second quarter and 4.97% for the third quarter of 2008.

The company’s net interest margin for the 2009 third quarter was 2.85%, compared with 2.96% in the preceding second quarter and 4.02% in the third quarter a year ago. The compression in net interest margin principally reflects the decline in weighted average loan yields, decreasing loan balances, the reversal of previously accrued interest income on loans placed on non-accrual status during the quarter and higher balances in low-yielding Federal funds sold.

Noninterest income totaled $3.3 million in the 2009 third quarter, versus $3.5 million in the 2009 second quarter and $3.4 million in the prior-year third quarter.

Total noninterest expense was stable at $11.7 million for the 2009 third and second quarters. For the year-ago third quarter, total noninterest expense was $27.0 million, including two large expenses totaling $15.0 million related to a non-cash, other-than-temporary impairment expense and the complete resolution of the long-standing Korea Export Insurance Corporation litigation during the quarter. The company’s efficiency ratio for the 2009 third quarter equaled 64.55%, compared with 62.48% for the preceding 2009 second quarter and 116.51% for the 2008 third quarter.

Center Financial incurred a net loss of $2.5 million, equal to $0.19 per common share, for the 2009 third quarter. This is down from a net loss of $12.8 million, or $0.81 per common share, for the preceding 2009 second quarter, and a net loss of $3.2 million, equal to $0.19 per common share, for the prior-year third quarter.

For the 2009 third quarter, Center Financial posted a loss on average assets and loss on average equity of 0.45% and 5.01%, respectively. This compares with loss on average assets of 2.32% and loss on average equity of 23.95% in the preceding second quarter of 2009. For the year-ago third quarter, loss on average assets equaled 0.61% and loss on average equity was 7.59%.

Yoo concluded, “Center Financial’s board and management team will not hesitate to do what it takes to ensure the healthy survival of the Center Bank franchise and enhance the value of the organization for our customers, employees and shareholders. We look forward to emerging from this economic downturn as the leading bank in our niche providing the best strategic advantages.”

Use of Non-GAAP Financial Measures

This news release includes “non-GAAP financial measures” within the meaning of the Securities and Exchange Commission rules. Tangible common equity per common share and tangible common equity to tangible assets are non-GAAP financial measures. Tangible common equity was calculated as total shareholders’ equity less preferred stock and related dividend and accretion of preferred stock discount, goodwill and intangible assets, net. Tangible common equity to tangible assets represents tangible common equity divided by total assets less goodwill and other intangible assets, net. The calculation of tangible common equity may differ among companies in light of diversity in presentation in the marketplace. Management believes that these measures are useful when comparing banks with preferred stock due to TARP funding to banks without preferred stock on their balance sheet and for evaluating a company’s capital levels. This information is being provided in response to market participant interest in these financial metrics. This information is not intended to be considered in isolation or as a substitute for the relevant measures calculated in accordance with U.S. GAAP. The reconciliations of these non-GAAP financial measures to GAAP financial measure included in this news release are attached herein.

Investor Conference Call

The company will host an investor conference call at 9:15 a.m. PDT (12:15 EDT) on Thursday, October 22, 2009 to review the financial results for its third quarter ended September 30, 2009. The call will be open to all interested investors through a live, listen-only audio Web broadcast via the Internet at www.centerbank.com. Listeners are encouraged to visit the Web site at least 15 minutes prior to the start of the scheduled presentation to register, download and install any necessary audio software. For those who are not available to listen to the live broadcast, the audio broadcast will be archived for one year. A telephonic replay of the call will be available through Thursday, October 29, 2009 by dialing 888-286-8010 (domestic) or 617-801-6888 (international) and entering replay passcode 31174236.

About Center Financial Corporation

Center Financial Corporation is the holding company of Center Bank, a community bank offering a full range of financial services for diverse ethnic and small business customers. Founded in 1986 and specializing in commercial and SBA loans and trade finance products, Center Bank has grown to be one of the nation’s soundest financial institutions focusing on the Korean-American community, with total assets of $2.20 billion at September 30, 2009. Headquartered in Los Angeles, Center Bank operates a total of 19 full-service branches and one loan production office. The company has 16 full-service branches located throughout Southern California. Center Bank also operates two branches and one loan production office in the Seattle area, along with one branch in Chicago. Center Bank is a California state-chartered institution and its deposits are insured by the FDIC to the extent provided by law. For additional information on Center Bank, visit the company’s Web site at www.centerbank.com.

This release contains forward-looking statements, which are included in accordance with the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. The forward-looking statements are not guarantees of future performance and involve significant risks and uncertainties, and actual results and performance in future periods may be materially different from any future results or performance suggested by the forward-looking statements in this release. Factors that might cause such differences include, but are not limited to, those identified in our cautionary statements contained in Center Financial Corp.’s Annual Report on Form 10-K for the fiscal year ended December 31, 2008 (See Business, and Management’s Discussion and Analysis), and other filings with the Securities and Exchange Commission (SEC) are incorporated herein by reference. These factors include, but are not limited to: competition in the financial services market for both deposits and loans; the ability of Center Financial and its subsidiaries to increase its customer base; changes in interest rates; new litigation or changes or adverse developments in existing litigation; and regional and general economic conditions. Such forward-looking statements speak only as of the date of this release. Center Financial expressly disclaims any obligation to update or revise any forward-looking statements found herein to reflect any changes in the company’s expectations of results or any change in events.

CENTER FINANCIAL CORPORATION
CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION (Unaudited)

	9/30/2009	12/31/2008
	(Dollars in thousands)
ASSETS
Cash and due from banks	$37,369	$45,129
Federal funds sold	217,615	50,435
Money market funds and interest-bearing deposits in other banks	52,039	2,647
Cash and cash equivalents	307,023	98,211

Securities available for sale, at fair value	253,575	173,833
Securities held to maturity, at amortized cost (fair value of $0 as of September 30, 2009 and $8,879 as of December 31, 2008)	-	8,861
Federal Home Loan Bank and Pacific Coast Bankers Bank stock, at cost	15,673	15,673
Loans, net of allowance for loan losses of $63,978 as of September 30, 2009 and $38,172 as of December 31, 2008	1,510,564	1,669,476
Loans held for sale, at the lower of cost or fair value	17,789	9,864
Premises and equipment, net	13,698	14,739
Customers' liability on acceptances	1,982	4,503
Other real estate owned, net	4,813	-
Accrued interest receivable	7,679	7,477
Deferred income taxes, net	25,669	19,855
Investments in affordable housing partnerships	11,870	12,936
Cash surrender value of life insurance	12,291	11,992
Income tax receivable	11,125	2,327
Goodwill	1,253	1,253
Intangible assets, net	173	213
Other assets	6,665	5,396
Total	$2,201,842	$2,056,609

LIABILITIES AND SHAREHOLDERS' EQUITY
Liabilities
Deposits:
Noninterest-bearing	$332,541	$310,154
Interest-bearing	1,477,674	1,293,365
Total deposits	1,810,215	1,603,519

Acceptances outstanding	1,982	4,503
Accrued interest payable	7,108	7,268
Other borrowed funds	147,805	193,021
Long-term subordinated debentures	18,557	18,557
Accrued expenses and other liabilities	18,456	15,174
Total liabilities	2,004,123	1,842,042

Commitments and Contingencies	-	-

Shareholders' Equity
Preferred stock, par value of $1,000 per share; authorized 10,000,000 shares; issued and outstanding, 55,000 shares as of September 30, 2009 and December 31, 2008, respectively	53,115	52,959

Common stock, no par value; authorized 40,000,000 shares; issued and outstanding, 16,800,726 shares and 16,789,080 shares (including 10,700 shares and 10,400 shares of unvested restricted stock) as of September 30, 2009 and December 31, 2008	74,504	74,254
Retained earnings	65,601	85,846
Accumulated other comprehensive income, net of tax	4,499	1,508
Total shareholders' equity	197,719	214,567
Total	$2,201,842	$2,056,609

Tangible common equity per common share	$8.40	$9.42
Tangible common equity to tangible assets	6.41%	7.69%

CENTER FINANCIAL CORPORATION
CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME (Unaudited)

	Three Months Ended			Nine Months Ended
	9/30/09	6/30/09	9/30/08	9/30/09	9/30/08
	(Dollars in thousands, except per share data)
Interest and Dividend Income:
Interest and fees on loans	$23,128	$24,742	$30,574	$72,181	$95,553
Interest on federal funds sold	162	114	24	310	90
Interest on taxable investment securities	2,380	2,321	2,004	6,955	5,613
Interest on tax-advantaged investment securities	2	3	51	12	151
Dividends on equity stock	33	4	228	37	653
Money market funds and interest-earning deposits	11	15	31	56	92
Total interest and dividend income	25,716	27,199	32,912	79,551	102,152

Interest Expense:
Interest on deposits	9,031	9,913	10,666	27,668	36,860
Interest on borrowed funds	1,736	1,782	2,225	5,336	7,130
Interest expense on trust preferred securities	156	181	259	529	843
Total interest expense	10,923	11,876	13,150	33,533	44,833

Net interest income before provision for loan losses	14,793	15,323	19,762	46,018	57,319
Provision for loan losses	10,561	29,835	2,121	54,847	6,330
Net interest income (loss) after provision for loan losses	4,232	(14,512)	17,641	(8,829)	50,989

Noninterest Income:
Customer service fees	2,008	2,022	1,918	6,004	5,644
Fee income from trade finance transactions	543	587	675	1,679	1,948
Wire transfer fees	275	279	269	820	822
Gain on sale of loans	-	-	59	-	1,019
Loan service fees	167	185	144	626	445
Other income	356	401	321	1,480	1,091
Total noninterest income	3,349	3,474	3,386	10,609	10,969

Noninterest Expense:
Salaries and employee benefits	4,671	4,684	6,137	13,645	19,182
Occupancy	1,214	1,248	1,115	3,644	3,275
Furniture, fixtures, and equipment	713	517	546	1,757	1,538
Data processing	591	522	527	1,708	1,626
Legal fees	174	408	529	824	2,130
Accounting and other professional service fees	425	352	323	1,187	1,041
Business promotion and advertising	289	344	469	971	1,424
Stationery and supplies	104	105	140	318	429
Telecommunications	185	152	188	506	537
Postage and courier service	79	47	192	272	584
Security service	269	261	283	775	851
Net loss on sale of securities available for sale	7	-	7,279	55	7,279
Regulatory assessment	642	1,642	312	2,876	953
KEIC litigation settlement	-	-	7,700	-	7,700
Other operating expenses	2,347	1,463	1,229	5,112	3,909
Total noninterest expense	11,710	11,745	26,969	33,650	52,458

(Loss) income before income tax (benefit) provision	(4,129)	(22,783)	(5,942)	(31,870)	9,500
Income tax (benefit) provision	(1,605)	(9,996)	(2,783)	(13,834)	3,161

Net (loss) income	(2,524)	(12,787)	(3,159)	(18,036)	6,339

Preferred stock dividends and accretion of preferred stock discount	(742)	(739)	-	(2,211)	-

Net (loss) income available to common shareholders	(3,266)	(13,526)	(3,159)	(20,247)	6,339

Other comprehensive income - unrealized gain on securities available for sale, net of income tax expense of $991, $1,644, $1,075, $2,167 and $100	1,365	2,270	1,484	2,991	138

Comprehensive (loss) income	$(1,159)	$(10,517)	$(1,675)	$(15,045)	$6,477

(Loss) earnings per common share
Basic	$(0.19)	$(0.81)	$(0.19)	$(1.21)	$0.38
Diluted	$(0.19)	$(0.81)	$(0.19)	$(1.21)	$0.38

Weighted average shares outstanding - basic	16,788,950	16,789,080	16,577,318	16,789,036	16,437,778
Weighted average shares outstanding - diluted	16,788,950	16,789,080	16,577,318	16,789,036	16,474,486

CENTER FINANCIAL CORPORATION
SELECTED FINANCIAL DATA (Unaudited)
(Dollars in thousands)
	Three Months Ended
	9/30/09		6/30/09		9/30/08

	Average	Rate/	Average	Rate/	Average	Rate/
	Balance	Yield	Balance	Yield	Balance	Yield
Assets:
Interest-earning assets:
Loans	$1,553,814	5.91%	$1,622,366	6.12%	$1,766,415	6.89%
Federal funds sold	254,853	0.25	227,678	0.20	4,387	2.18
Investments	251,891	3.82	227,014	4.14	185,109	4.97
Total interest-earning assets	2,060,558	4.95	2,077,058	5.25	1,955,911	6.69
Noninterest - earning assets:
Cash and due from banks	84,367		53,934		49,557
Bank premises and equipment, net	13,975		14,382		14,703
Customers' acceptances outstanding	2,587		3,073		3,750
Accrued interest receivables	7,427		7,037		7,547
Other assets	62,418		53,653		42,872
Total noninterest-earning assets	170,774		132,079		118,429

Total assets	$2,231,332		$2,209,137		$2,074,340

Liabilities and Shareholders' Equity:
Interest-bearing liabilities:
Deposits:
Money market and NOW accounts	$496,907	1.75%	$492,730	2.09%	$393,830	2.88%
Savings	80,529	3.24	63,569	3.48	54,424	3.52
Time certificates of deposit over $100,000	585,469	2.66	582,390	2.91	688,610	3.63
Other time certificates of deposit	353,058	2.54	344,761	2.99	128,155	3.26
	1,515,963	2.36	1,483,450	2.68	1,265,019	3.35
Other borrowed funds	159,775	4.31	168,147	4.25	244,059	3.63
Long-term subordinated debentures	18,557	3.34	18,557	3.91	18,557	5.55
Total interest-bearing liabilities	1,694,295	2.56	1,670,154	2.85	1,527,635	3.42
Noninterest-bearing liabilities:
Demand deposits	322,370		304,931		357,145
Total funding liabilities	2,016,665	2.15%	1,975,085	2.41%	1,884,780	2.78%
Other liabilities	14,611		19,937		23,973
Total noninterest-bearing liabilities	336,981		324,868		381,118
Shareholders' equity	200,056		214,115		165,587
Total liabilities and shareholders' equity	$2,231,332		$2,209,137		$2,074,340

Cost of deposits		1.95%		2.22%		2.62%
Net interest spread		2.39%		2.40%		3.27%
Net interest margin		2.85%		2.96%		4.02%

CENTER FINANCIAL CORPORATION
SELECTED FINANCIAL DATA (Unaudited)
(Dollars in thousands)
	Nine Months Ended September 30,
	2009		2008

	Average	Rate/	Average	Rate/
	Balance	Yield	Balance	Yield
Assets:
Interest-earning assets:
Loans	$1,614,596	5.98%	$1,799,893	7.09%
Federal funds sold	180,436	0.23	4,627	2.60
Investments	228,200	4.14	175,976	4.94
Total interest-earning assets	2,023,232	5.26	1,980,496	6.89
Noninterest - earning assets:
Cash and due from banks	59,980		58,487
Bank premises and equipment, net	14,366		14,407
Customers' acceptances outstanding	3,166		4,182
Accrued interest receivables	7,108		7,747
Other assets	54,063		39,775
Total noninterest-earning assets	138,683		124,598

Total assets	$2,161,915		$2,105,094

Liabilities and Shareholders' Equity:
Interest-bearing liabilities:
Deposits:
Money market and NOW accounts	$480,777	1.94%	$350,219	3.10%
Savings	65,254	3.40	54,228	3.40
Time certificates of deposit over $100,000	658,685	2.40	760,854	4.18
Other time certificates of deposit	228,078	4.23	120,361	3.97
	1,432,794	2.58	1,285,662	3.83
Other borrowed funds	168,199	4.24	255,235	3.73
Long-term subordinated debentures	18,557	3.81	18,557	6.07
Total interest-bearing liabilities	1,619,550	2.77	1,559,454	3.84
Noninterest-bearing liabilities:
Demand deposits	311,058		357,913
Total funding liabilities	1,930,608	2.32%	1,917,367	3.12%
Other liabilities	18,757		24,091
Total noninterest-bearing liabilities	329,815		382,004
Shareholders' equity	212,550		163,636
Total liabilities and shareholders' equity	$2,161,915		$2,105,094

Cost of deposits		2.12%		3.00%
Net interest spread		2.49%		3.05%
Net interest margin		3.04%		3.87%

CENTER FINANCIAL CORPORATION
SELECTED FINANCIAL DATA (Unaudited)
(Dollars in thousands)	As of the Dates Indicated
	9/30/09	6/30/09	3/31/09	12/31/08	9/30/08
Loans
Real Estate:
Construction	$21,800	$37,224	$53,072	$61,983	$62,296
Commercial	1,095,858	1,104,496	1,131,682	1,134,793	1,157,286
Commercial	290,675	320,005	313,065	334,350	336,929
Trade Finance	43,602	52,000	48,813	63,479	70,395
SBA	43,969	38,401	37,962	37,027	38,069
Consumer and other	97,841	95,417	79,868	88,423	93,053
Total Gross Loans	1,593,745	1,647,543	1,664,462	1,720,055	1,758,028

Less:
Allowance for Losses	63,978	65,197	49,778	38,172	21,485
Deferred Loan Fees	483	555	1,188	1,359	1,488
Discount on SBA Loans Retained	931	1,016	1,102	1,184	1,284
Total Net Loans and Loans Held for Sale	$1,528,353	$1,580,775	$1,612,394	$1,679,340	$1,733,771

As a percentage of total gross loans:
Real estate:
Construction	1.4%	2.3%	3.2%	3.6%	3.5%
Commercial	68.8%	67.0%	68.0%	66.0%	65.8%
Commercial	18.2%	19.4%	18.8%	19.4%	19.2%
Trade finance	2.7%	3.2%	2.9%	3.7%	4.0%
SBA	2.8%	2.3%	2.3%	2.2%	2.2%
Consumer	6.1%	5.8%	4.8%	5.1%	5.3%
Total gross loans	100.0%	100.0%	100.0%	100.0%	100.0%

	As of the Dates Indicated
	9/30/09	6/30/09	3/31/09	12/31/08	9/30/08
Deposits
Demand deposits (noninterest-bearing)	$332,541	$314,621	$306,112	$310,154	$367,171
Money market accounts and NOW	503,006	530,410	470,741	447,275	425,156
Savings	77,698	77,958	52,683	52,692	54,520
	913,245	922,989	829,536	810,121	846,847
Time deposits
Less than $100,000	336,689	335,440	321,456	312,136	218,498
$100,000 or more	560,281	596,519	513,076	481,262	553,931
Total deposits	$1,810,215	$1,854,948	$1,664,068	$1,603,519	$1,619,276

As a percentage of total deposits:
Demand deposits (noninterest-bearing)	18.4%	17.0%	18.4%	19.3%	22.7%
Money market accounts and NOW	27.8%	28.6%	28.3%	27.9%	26.3%
Savings	4.2%	4.2%	3.1%	3.3%	3.3%
	50.4%	49.8%	49.8%	50.5%	52.3%
Time deposits
Less than $100,000	18.6%	18.1%	19.3%	19.5%	13.5%
$100,000 or more	31.0%	32.1%	30.9%	30.0%	34.2%
Total deposits	100.0%	100.0%	100.0%	100.0%	100.0%

CENTER FINANCIAL CORPORATION
SELECTED FINANCIAL DATA (Unaudited)
(Dollars in thousands)
	9/30/09	6/30/09	3/31/09	12/31/08	9/30/08
Nonperforming loans:
Construction Real Estate	$5,309	$16,973	$15,451	$1,951	$2,152
Commercial Real Estate	25,167	4,516	18,870	13,128	-
Commercial	8,236	13,577	18,582	2,272	1,557
Consumer	909	889	416	369	307
Trade Finance	1,196	1,196	1,196	1,196	2,301
SBA	2,185	1,774	1,774	1,538	2,061
Total nonperforming loans	43,002	38,925	56,289	20,454	8,378
Other real estate owned	4,813	4,567	-	-	-
Total nonperforming assets	47,815	43,492	56,289	20,454	8,378

Guaranteed portion of nonperforming loans through SBA	3,134	2,448	2,408	2,110	2,485
Total nonperforming assets, net of SBA guarantee	$44,681	$41,044	$53,881	$18,344	$5,893

Nonperforming loans as a percent of total gross loans	2.70%	2.36%	3.38%	1.19%	0.48%
Nonperforming assets as a percent of total loans and other real estate owned	2.99%	2.63%	3.38%	1.19%	0.48%

Delinquent loans 30-89 days past due	$15,638	$29,740	$26,931	$16,737	$11,084
Total nonperforming loans	43,002	38,925	56,289	20,454	8,378
Total delinquent loans	$58,640	$68,665	$83,220	$37,191	$19,462

	Nine Months	Six Months	Three Months	Year	Nine Months
	Ended	Ended	Ended	Ended	Ended
	9/30/09	6/30/09	3/31/09	12/31/08	9/30/08
Balances
Average total loans outstanding during the period	$1,661,384	$1,682,918	$1,678,518	$1,800,972	$1,821,449
Total loans outstanding at end of period(1)	$1,592,331	$1,645,972	$1,662,172	$1,717,511	$1,755,137
(1) Net of deferred loan fees and discount on SBA loans sold
Allowance for Loan Losses:
Balance at beginning of period	$38,172	$38,172	$38,172	$20,477	$20,477
Charge-offs:
Construction Real Estate	5,078	2,727	931	402	201
Commercial Real Estate	7,173	4,448	70	319	319
Commercial	15,305	8,780	1,236	4,403	3,347
Consumer	1,298	1,104	605	2,040	617
SBA	786	417	129	581	424
Other	-	-	-	1,144	725
Total charge-offs	29,640	17,476	2,971	8,889	5,633
Recoveries
Commercial	253	43	25	128	109
Consumer	299	140	78	131	78
SBA	46	30	22	135	114
Other	1	1	1	12	10
Total recoveries	599	214	126	406	311
Net loan charge-offs	29,041	17,262	2,845	8,483	5,322
Provision for loan losses	54,847	44,287	14,451	26,178	6,330
Balance at end of period	$63,978	$65,197	$49,778	$38,172	$21,485

Ratios:
Net loan charge-offs to average loans(2)	2.33%	2.05%	0.68%	0.47%	0.39%
Provision for loan losses to average total loans(2)	4.40	5.26	3.44	1.45	0.46
Allowance for loan losses to gross loans at end of period	4.01	3.96	2.99	2.22	1.22
Allowance for loan losses to total nonperforming loans	148.8	167.5	88.4	186.6	256.4
Net loan charge-offs to allowance for loan losses at end of period(2)	60.52	52.95	22.86	22.22	33.03
Net loan charge-offs to provision for loan losses	52.95	38.98	19.69	32.41	84.08
(2) Annualized for comparability

CENTER FINANCIAL CORPORATION
SELECTED FINANCIAL DATA (Unaudited)

	Three Months Ended			Nine Months Ended
	9/30/2009	6/30/2009	9/30/2008	9/30/2009	9/30/2008
Performance ratios:
(Loss) return on average assets	(0.45)%	(2.32)%	(0.61)%	(1.12)%	0.40%
(Loss) return on average equity	(5.01)	(23.95)	(7.59)	(11.35)	5.17
Efficiency ratio	64.55	62.48	116.51	59.42	76.82
Net loans to total deposits at period end	84.43	85.22	107.07	84.43	107.07
Net loans to total assets at period end	69.41	69.71	85.19	69.41	85.19

Capital ratios:
Leverage capital ratio
Consolidated Company	9.41%	9.38%	8.71%
Center Bank	8.98	8.88	8.73
Tier 1 risk-based capital ratio
Consolidated Company	12.15	11.49	9.84
Center Bank	11.59	10.84	9.86
Total risk-based capital ratio
Consolidated Company	13.43	12.76	11.03
Center Bank	12.87	12.11	11.04

CENTER FINANCIAL CORPORATION
RECONCILIATION OF GAAP FINANCIAL MEASURES TO NON-GAAP FINANCIAL MEASURES
(Unaudited)

	9/30/2009	12/31/2008

Total shareholders' equity	$197,719	$214,567
Less: Preferred stock	(53,115)	(52,959)
Common stock warrant	(2,051)	(2,051)
Goodwill and intangible assets, net	(1,426)	(1,466)
Tangible common equity	$141,127	$158,091

Total assets	$2,201,842	$2,056,609
Less: Goodwill and intangible assets, net	(1,426)	(1,466)
Tangible assets	$2,200,416	$2,055,143

Common shares outstanding	16,800,726	16,789,080

Tangible common equity to tangible assets	6.41%	7.69%
Tangible common equity per common share	$8.40	$9.42

CONTACT:
Center Financial Corporation
Lonny Robinson
Chief Financial Officer
213-401-2311
lonnyr@centerbank.com
or
PondelWilkinson Inc.
Angie Yang
Investor Relations
310-279-5967
ayang@pondel.com